Exhibit 23.2

(PricewaterhouseCoopers LLP Company Letterhead)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2005, except for the restatement described in the fifth paragraph of Note 1 to the consolidated financial statements and the matter described in the penultimate paragraph of Management’s Report on Internal Control over Financial Reporting, as to which the date is April 8, 2005, and except for the restatement described in the sixth paragraph of Note 1 to the consolidated financial statements and the matters described in the penultimate paragraph of Management’s Report on Internal Control Over Financial Reporting, as to which the date is June 15, 2005, relating to the consolidated financial statements and financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of El Paso Corporation, which appears in Amendment No. 3 to El Paso Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Houston, Texas

July 14, 2005